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                                                                 EXHIBIT 10.15.1

                                  AMENDMENTS TO
                               VISTEON CORPORATION
                            RESTRICTED STOCK PLAN FOR
              NON-EMPLOYEE DIRECTORS (THE "RESTRICTED STOCK PLAN")

     As approved by the Board of Directors on December 14, 2005, the first sentence of Section 5(b) of the Restricted Stock Plan shall be amended to read as follows:

     Effective from and after January 1, 2005, a validly executed election shall become effective with respect to grants made on Annual Meeting Dates that occur after the December 31st following the date on which the Participant's election is received and accepted by the Administrative Committee, or as soon thereafter as practicable.

     As approved by the Board of Directors on December 14, 2005, the second sentence of Section 5(c) of the Restricted Stock Plan shall be amended to read as follows:

     Effective from and after January 1, 2005, a validly executed revised election shall become effective with respect to grants made on Annual Meeting Dates that occur after the December 31st following the date on which the Participant's election is received and accepted by the Administrative Committee, or as soon thereafter as practicable.